Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of uniQure N.V. of our report dated March 14, 2018 relating to the financial statements, which appears in uniQure N.V.’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Amsterdam, 14 June 2018
PricewaterhouseCoopers Accountants N.V.
/s/ R.M.N. Admiraal RA
R.M.N. Admiraal RA